UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2012

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report, the terms “we,” “us” and “our” refer to CommonWealth REIT.

Item 8.01.                                        Other Events.

On July 25, 2012, Commonwealth REIT, or the Company, issued a press release announcing that it will redeem all of its outstanding 7 1/8% Series C Cumulative Redeemable Preferred Shares, or the Series C Preferred Shares, with a liquidation preference of $25.00 per share, together with all accrued and unpaid dividends to August 24, 2012, and without interest, in accordance with the terms of the articles supplementary to the Company’s amended and restated declaration of trust, as amended to date, applicable to the Series C Preferred Shares. This redemption is expected to occur on August 24, 2012. A copy of the Company’s press release is filed as Exhibit 99.1.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT EXPECTATIONS, BUT THESE STATEMENTS ARE NOT GUARANTEED. FOR EXAMPLE:

•

THIS CURRENT REPORT ON FORM 8-K STATES THAT THE COMPANY EXPECTS TO REDEEM ALL OF ITS OUTSTANDING 7 1/8% SERIES C PREFERRED SHARES. IF UNFORESEEN CIRCUMSTANCES OCCUR, THE EXPECTED REDEMPTION OF SERIES C SHARES MAY NOT BE COMPLETED.

FOR THESE REASONS, AMONG OTHERS, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON ANY FORWARD LOOKING STATEMENT.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby files the following exhibit:

99.1                    Press Release dated July 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT

	By:	/s/ John C. Popeo
	Name:	John C. Popeo
	Title:	Treasurer and Chief Financial Officer

Dated: July 25, 2012